UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2011

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 1, 2011, Piedmont Natural Gas Company, Inc. (the Company) entered into a consulting agreement with David J. Dzuricky. Mr. Dzuricky retired from his employment as the Company’s Chief Financial Officer on October 31, 2011. Under the consulting agreement, for a one year period ending October 31, 2012, Mr. Dzuricky will provide the Company’s finance, accounting, rates and regulatory groups assistance with (i) the preparation and filing of the Company’s annual report on SEC Form 10-K for the fiscal year ended October 31, 2011, (ii) the rate case currently pending for the Company’s service territory in Tennessee, (iii) strategic planning and review of joint venture opportunities, (iv) transition assistance to Piedmont’s newly appointed Chief Financial Officer, and (v) such other consulting and advisory services as requested by those groups. The Company will pay Mr. Dzuricky a consulting fee of $20,000 per month for his services. In the agreement, Mr. Dzuricky agreed, during the term of the consulting agreement and for 18 months thereafter, to a covenant not to compete with the Company and not to solicit the Company’s employees or customers. Mr. Dzuricky also agreed to protect the Company’s proprietary confidential information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

November 4, 2011	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer